Exhibit 10.1

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (this “Agreement”) is entered into as of February 7, 2007, (the “Effective Date”) by and between CELSION CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at 10220-L Old Columbia Road, Columbia, Maryland 21046 (“Celsion”), and AMERICAN MEDICAL SYSTEMS, INC. (“AMSI”) and AMS RESEARCH CORPORATION (“AMSRC”), each a corporation organized and existing under the laws of the State of Delaware and having their principal place of business at 10700 Bren Road West, Minnetonka, Minnesota 55343 (AMSI and AMSRC are herein individually and together referred to as “AMS”). Celsion, AMSI and AMSRC are collectively, the “Parties” and each separately, a “Party”.

WHEREAS, Celsion is, in part, in the business of developing, making, marketing and selling products, therapies and technologies that use heat generated by microwave energy to treat benign prostatic hyperplasia, including a product currently sold under the brand Prolieve Thermodilation System®;

WHEREAS, on September 28, 2006, AMS commenced an action against Celsion in the United States District Court for the District of Delaware (the “Court”), Civil Action No. 06-606-SLR (the “Pending Action”), alleging that Celsion infringed and is infringing AMS’ U.S. Patent Nos. 5,220,927, 6,216,703, 7,089,064 and 7,093,601, which action remains pending;

WHEREAS, on November 16, 2006, Celsion filed counterclaims for declaratory judgment in the Pending Action;

WHEREAS, on September 27, 2006, the United States District Court for the District of Minnesota dismissed a similar patent infringement action filed by AMS on April 27, 2006,

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

against Celsion (Civil Action No. 06-1606 JMR/FLN) for lack of personal jurisdiction (the “Prior Action” and together with the Pending Action, the “Action”);

WHEREAS, Celsion denies that its products or other business activities infringe AMS’ patents and is prepared to defend against the Pending Action; and

WHEREAS, recognizing the costs, uncertainties and burdens of litigation, Celsion and AMS desire finally and forever to compromise, resolve and settle all asserted and unasserted claims relating to the allegations in the Action on mutually agreeable terms without admission of any liability by either, and without admission as to the merits of any of the contentions of the other.

NOW, THEREFORE, for and in consideration of the preambles set forth above and the mutual covenants, promises and agreements contained herein, the Parties, intending to be legally bound, do hereby agree as follows:

Article 1. Definitions

In addition to terms defined elsewhere in this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

Section 1.01    “Affiliate” shall mean any individual or entity which (directly or indirectly) is controlled by, controlling or under common control with a Party to this Agreement. For purposes of this definition, the direct or indirect ownership of fifty percent (50%) or more of the outstanding securities, membership interests or partnership interests of or by an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of or by an entity, or the right to control the management or the board of directors or other governing body of or by an

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

entity shall be deemed to constitute control. “AMS Parties” shall mean AMSI, AMSRC and their respective Affiliates.

Section 1.03    “Average Sales Price” shall mean the average invoiced sales price at which the Celsion Parties have actually sold Disposable Kits to non-Affiliate third parties during * including in such calculation of average invoiced sales price the actual sales price for any standard warranty sold for the Disposable Kits but not including any rebates actually granted to a customer and any reasonable and customary charges for taxes and shipping actually collected by Celsion on behalf of third parties; provided that, if the “Average Sales Price” as calculated is * per Disposable Kit for * , the “Average Sales Price” for that * shall be deemed * per Disposable Kit, and further provided that, if the “Average Sales Price” as calculated is * per Disposable Kit, the “Average Sales Price” for that * shall be deemed * per kit.

Section 1.04    “Celsion Parties” shall mean Celsion and its Affiliates.

Section 1.05    “Current Products” of a Party shall mean products and components thereof commercially available from that Party or its Affiliates at or before the Effective Date in the Technology Field, which for Celsion is the Prolieve Thermodilation System (depicted in Exhibit A) (“Celsion Current Products”) and for AMS is the TherMatrx System (depicted in Exhibit B) (“AMS Current Products”). For purposes of clarity, a product that qualifies as of the Effective Date as a Current Product remains a Current Product even if the business or assets relating to such product line are sold to a permitted successor or assign to this Agreement.

Section 1.06    “Days” or “days” shall mean calendar days.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 1.07    “Dismissal Order” shall mean an Order of the Court dismissing the Pending Action in accordance with the provisions of Article 6 below, which order has become final and no longer subject to appeal or reconsideration.

Section 1.08    “Disposable Kits” shall mean the disposable catheter kit component of the Licensed Products. Disposable Kits do not include control units and other reusable apparatus or accessories that are marketed for use in connection with the Licensed Products. For the sake of clarity, the Disposable Kit component of the Celsion Current Products is depicted in Exhibit A hereto.

Section 1.09    “Disposable Kit Sold” shall mean a Disposable Kit that has been invoiced to a non-Affiliate third party by a Celsion Party, including Disposable Kits distributed for no consideration (but excluding a reasonable number of Disposable Kits distributed for no consideration solely for clinical trials and up to an additional one hundred (100) Disposable Kits distributed for no consideration).

Section 1.10    “Excluded Technology” shall mean products and methods that are designed or intended for use with or constitute any of the following:

(1)	a system or therapy with integrated microwave and laser components;

(2)	Treatment Catheters without an integrated compression balloon, such as the integrated compression balloon in the existing Prolieve Thermodilation® System depicted in Exhibit A hereto; or

(3)	Treatment Catheters with an integrated temperature probe.

For the sake of clarity, while the license and covenant not to sue granted to Celsion herein do not cover Excluded Technology, nothing in this Agreement prohibits or restricts Celsion or its permitted successors or assigns with respect to Excluded Technology, and nothing in this Agreement prohibits or restricts AMS or its permitted successors or assigns from asserting claims against Excluded Technology.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 1.11    “Including” shall mean, whether or not capitalized, including without limitation.

Section 1.12    “Licensed Patent(s)” shall mean (a) all of the claims of AMS’ patents and applications existing or filed as of the Effective Date that include subject matter directed to the Technology Field, including all of the claims of the issued patents listed on Exhibit C hereof (including the 927 Patent, the 703 Patent, the 064 Patent and the 601 Patent); and (b) continuations, continuations in part (to the extent of the part within the Technology Field and to the extent entitled to priority before the Effective Date), divisionals, reexaminations, reissuances, extensions and foreign counterparts of any of the foregoing, provided, however, that “Licensed Patent(s)” shall not include any patent that has expired or has been invalidated or canceled or declared unenforceable or any claims in any patent that have been invalidated, declared unenforceable or canceled where all right to appeal any such order of cancellation, unenforceability or invalidity has elapsed and the order has become final. “Licensed Patent(s)” shall include applications beneficially owned or controlled by an AMS Party as of the Effective Date even if then pending in the name of the inventors or another assignee and not yet formally assigned to the AMS Party.

Section 1.13    “Licensed Products” shall mean Celsion Current Products and Reasonable Modifications thereof developed, manufactured, used, marketed, offered for sale, sold, imported, licensed or distributed by or on behalf of a Celsion Party or a permitted successor or assign under this Agreement, directly or through their respective manufacturers, distributors, contractors, resellers, and other intermediaries. “Licensed Products” shall not include Excluded Technology.

Section 1.14    “927 Patent” shall mean United States Patent No. 5,220,927 while it is in effect.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 1.15    “703 Patent” shall mean United States Patent No. 6,216,703 while it is in effect.

Section 1.16    “064 Patent” shall mean United States Patent No. 7,089,064 while it is in effect.

Section 1.17    “601 Patent” shall mean United States Patent No. 7,093,601 while it is in effect.

Section 1.18    “Product Related Activities: shall mean, research, development, testing, scale-up, clinical, prototyping, trial, sales, marketing and other business activities undertaken in the process of creating, seeking approval for and commercializing products.

Section 1.19    “Reasonable Modifications” shall mean improvements or modifications to Current Products primarily to improve materials, dimensions, software, manufacturability, quality or cost, provided such improvements or modifications are consistent with the function and treatment provided by the party’s Current Products as of the Effective Date. For the sake of clarity, Reasonable Modifications to a party’s current Treatment Catheter do not include, for example, adding (in the case of AMS) or removing (in the case of Celsion) an integrated compression balloon.

Section 1.20    “Returned Products” shall mean Disposable Kits (1) returned by non-Affiliate third parties to whom the Disposable Kits were sold and (2) for which Celsion has fully refunded to the third party (or extended a credit for) all consideration received for the returned Disposable Kits (with the exception of reasonable and customary shipping or handling charges, if applicable).

Section 1.21    “Technology Field” shall mean the field of microwave therapy for treating benign prostatic hyperplasia (“BPH”) and prostatitis.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 1.22    “Treatment Catheters” shall mean urethral catheters for applying heat or microwave energy to prostatic tissue.

Article 2. License Grant and Other Covenants

Section 2.01    Subject to the provisions herein, from the Effective Date, AMS, for itself and its Affiliates, hereby grants to Celsion and its Affiliates a perpetual, irrevocable (except for termination expressly permitted in Section 6 of this Agreement), non-exclusive, worldwide right and license under the Licensed Patents only within the Technology Field (excluding Excluded Technology) to (a) undertake Product Related Activities for Licensed Products and (b) develop, make, have made, market, use, authorize others to use, import, distribute, sell, have sold and offer to sell Licensed Products, for the life of the Licensed Patents (the “License”).

Section 2.02    Celsion and its Affiliates may not sublicense the licensed rights granted above, but may engage third party contractors, consultants, outsourcers and agents to undertake Product Related Activities for Licensed Products and to exercise the licensed rights on their behalf such as, for example, in the manufacturing, assembly, sale, importation and marketing of Licensed Products.

Section 2.03    AMS represents that, as of the Effective Date, AMS is the sole owner of all title and interest to each of the Licensed Patents.

Section 2.04    AMS agrees (a) to provide to Celsion, promptly upon reasonable written request, information regarding the status of the Licensed Patents, including information on any new applications filed or patents issued or abandoned anywhere and any adverse claims made by third parties against any of the Licensed Patents, and (b) to take commercially reasonable steps to prosecute and maintain in effect the Licensed Patents.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 2.05    Celsion and Affiliates will take commercially reasonable steps to comply with the marking provisions of 35 U.S.C. §287 with respect to Licensed Products and the Licensed Patents, consistent with Celsion’s standard labeling practices.

Section 2.06    In order to maintain separate identity between the Current Products (and Reasonable Modifications thereof) being sold contemporaneously in the marketplace by each of the Parties, each of AMS and Celsion agrees from and after the Effective Date not to develop, make, use, sell, offer for sale or import Treatment Catheters in the Technology Field that are confusingly similar with respect to protectable packaging features and external trade dress to the Current Products available from the other Party as of the Effective Date. In the event a party reasonably believes that a product of the other in the Technology Field violates this Section, it shall provide prompt written notice to the other, describing the nature of the perceived violation and what in its view would cure the violation. The Party receiving the notice shall have a period of forty-five (45) days to investigate the allegation and respond to the other Party in writing with either a denial of the allegations, a request for further information or a proposed curative course of action. If the party responding to the notice requests further information, the Party who sent the notice shall promptly provide it and the time to respond shall commence again once the information is provided. If the curative action proposed by the Party who received the notice is acceptable to the other Party, the Party who received the notice shall have a reasonable period of time to implement the curative actions, taking into account factors such as the need for regulatory approvals for any changes. In the event the Party who received the notice denies the allegations and/or does not propose a remedy therefor that is reasonably acceptable to the other Party, the Party who sent the notice shall submit the matter to binding arbitration in accordance with the arbitration provisions of Section 8.05 (and subject to Section 6.02). The Parties will not,

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

pending the opinion of the arbitration panel, seek interim relief. Each Party acknowledges and agrees that the products in the Technology Field commercially available as of the Effective Date from the other are not confusingly similar. For purposes of this Section 2.06, AMSI and AMSRC shall be deemed one Party.

Section 2.07    Except as stated in this Section and in Article 6 below, while the License is in effect, Celsion agrees not to challenge, or support or participate in a challenge of, the validity or enforceability of the Licensed Patents, including by initiating, participating or supporting a request for reexamination of the Licensed Patents, or by raising such claims in defense of a claim by AMS for a breach by Celsion of the provisions of this Agreement. Notwithstanding any other provision of this Agreement, the covenant in the prior sentence shall not apply and Celsion shall be free to bring claims and raise defenses (a) in connection with a claim by AMS for infringement relating to the Licensed Products in the event that AMS is seeking to terminate or has terminated the license grant in Section 2.01 above, or (b) with respect to products other than Licensed Products, including any Excluded Technology products, or (c) in the event AMS breaches a material provision of the Agreement such as the covenant not to assert or the release, or (d) if compelled by law or court order (such as a subpoena).

Section 2.08    Nothing in this Agreement shall be construed as conveying any express or implied license or right, to any patent owned, controlled or licensed by a Party or its Affiliates, to any other Party, person or entity, except as expressly and specifically set forth in this Agreement.

Article 3. Payments

Section 3.01    In consideration of the license rights, releases and other covenants and promises under this Agreement, Celsion shall pay the following fees to AMS:

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

a.* in license fees due on the date of execution and delivery of this Agreement by all Parties and payable in full by February 20, 2007; and

b. Subject to Sections 3.02 and 3.03 below, a running royalty from * on Disposable Kits Sold of the lesser of: (i) * of the * or (ii) * per Disposable Kit Sold (the “Royalty”). The Royalty shall be automatically reduced to the lesser of (i) * of the * , or (ii) * per Disposable Kit Sold from and after the expiration or final cancellation, abandonment or invalidation date of the 927 Patent.

Section 3.02    The obligation to pay Royalties shall automatically cease and the License granted in Section 2.01 shall become fully paid-up and royalty-free from and after the earlier of (i) * , (ii) the expiration or cancellation, abandonment or invalidation of all of the Licensed Patents, or (iii) the prepayment of Royalties set forth in Section 3.03 below (such date, the “End of the Royalty Payment Term”).

Section 3.03    Celsion shall have the right to prepay all the Royalties payable under this Agreement at any time prior to the End of the Royalty Payment Term on a discounted net present value basis using (i) a mutually agreed to discount rate of * and (ii) * (a) * or (b)

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

* (the “Prepaid Royalty”). An example of the calculation of the Prepaid Royalty is provided in Exhibit D, which assumes the following for simplicity: (1) * (2) * (3) * (4) * . Celsion shall exercise the prepayment option by providing written notice thereof to AMS including its calculation of the Prepaid Royalty (the “Prepayment Notice”). The Parties agree that the Prepaid Royalty, if this option is exercised by * shall be no less than * . Thereafter, the Prepaid Royalty shall be * . Celsion shall pay the Prepaid Royalty to AMS within thirty (30) days of the date of its Prepayment Notice unless AMS notifies Celsion in writing within fifteen (15) days of the date of the Prepayment Notice that it disagrees with the calculation of the Prepaid Royalty. Failure of AMS to provide timely notice of disagreement shall constitute acceptance of the calculation of the Prepaid Royalty. The Parties shall endeavor expeditiously and in good faith to resolve any disagreements regarding the calculation of the Prepaid Royalty. If the Parties shall have been unable to agree on the amount of the Prepaid Royalty by the end of a thirty (30) day period from the date of the Prepayment Notice, the Parties shall engage an arbitrator to resolve the disagreement and determine on an expedited basis the Prepaid Royalty as of the date of the Prepayment Notice, with each side sharing equally in the costs and expenses of the arbitrator and the proceedings. The arbitrator shall have experience in royalty audits and calculations and the decision of the arbitrator shall be final and binding. Upon determination of the Prepaid Royalty after a dispute, Celsion shall pay the Prepaid Royalty if it

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

still wishes to pre-pay the Royalties based on the amount calculated by the arbitrator, and AMS shall provide a receipt thereof.

Section 3.04    Only one Royalty is payable per Disposable Kit Sold regardless of whether such product embodies, uses or practices one or more claims in the Licensed Patents. Royalties are non-refundable (provided that a Dismissal Order has been entered and subject to the provisions of this Agreement relating to termination). Royalties not paid when due shall bear interest from the due date at the rate of * . Celsion shall be entitled to off-set royalties paid on Returned Products against subsequent Royalty payments.

Section 3.05    Until the End of the Royalty Payment Term, Celsion will pay the Royalties * for Disposable Kits Sold during * . At that time, Celsion shall furnish to AMS a statement showing the volume of Disposable Kits Sold during * (including Disposable Kits distributed for no consideration) and the calculation of the amount of Royalties due. Until the End of the Royalty Payment Term, such statements shall be furnished to AMS whether or not there are any Disposable Kits Sold during * . AMS’ designated representative from a public accounting firm shall have the right, not more than once in each contract year during business hours with thirty (30) days’ prior written notice to audit, at the place where they are typically located, the relevant books and records of Celsion and any Affiliates selling Licensed Products in order to verify the accuracy of Royalties paid under this Agreement for the current contract year and the two years before. Such representative shall execute a confidentiality and non-disclosure agreement acceptable to Celsion and the Affiliates in order to protect information that is made available to the representative. The representative shall not use

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

the information provided or audited for any purpose other than to report to AMS the representative’s findings regarding the accuracy of the payments of Royalties during the applicable audit period. The audit shall be at the sole expense of AMS, provided that, in the event the audit reveals an underpayment for any audit period of more than five (5) percent, Celsion shall reimburse AMS for the reasonable costs and fees charged to AMS by the representative.

Section 3.06    Payments made under this Agreement shall be by bank wire transfer in immediately available funds to such bank account as is designated in writing by AMS.

Section 3.07    AMS will notify Celsion in writing promptly following the issuance of any order or decision or the entry of any final judgment finding that any of the claims in any of the Licensed Patents is invalid or canceled.

Section 3.08    The fees set forth herein are part of a complex patent settlement between the Parties hereto. Accordingly, each Party expressly agrees that neither it nor anyone under its control or acting on its behalf shall rely on, use or attempt to use this Agreement, its terms, or any portion of it, in a manner adverse to or in support of the Licensed Patents (except as expressly provided herein or except for the purpose of enforcing this Agreement in any dispute between the Parties concerning a breach of this Agreement), or as evidence or in support of or against any of the following: (i) a royalty rate that would have been agreed to in an arm’s length transaction for a license under the Licensed Patents; (ii) that a license under the Licensed Patents should be granted to any other party; (iii) that a pattern of licensing exists under the Licensed Patents; or (iv) that any holder of the Licensed Patents would not suffer irreparable harm from any infringement the Licensed Patent.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Article 4. Mutual Releases and Covenants Not to Sue

Section 4.01    The AMS Parties, for themselves and any successors and assigns, hereby release, acquit and discharge Celsion and its Affiliates, and their respective directors, officers, employees, agents, customers, distributors, successors and assigns (the “Celsion Released Parties”), from all causes of action, demands, claims, counterclaims, losses, damages and liabilities of any nature, whether known or unknown and asserted or unasserted, which could have been brought prior to the Effective Date of this Agreement, with respect to the Celsion Current Products and their Product Related Activities, including, without limitation, all claims and counterclaims that AMS Parties have asserted or could have asserted in or related to the Action, or arising under the Licensed Patents (all of the above collectively, the “AMS Released Claims”). For the sake of clarity, this Section 4.01, within its scope as of the Effective Date of the Agreement, shall apply to any permitted assignee of or successor to this Agreement.

Section 4.02    The Celsion Parties, for themselves and any successors and assigns, hereby release, acquit and discharge AMS and its Affiliates and their respective directors, officers, employees, agents, customers, distributors, successors and assigns (the “AMS Released Parties”), from all causes of action, demands, claims, counterclaims, losses, damages and liabilities of any nature, whether known or unknown and asserted or unasserted, which could have been brought prior to the Effective Date of this Agreement, with respect to the AMS Current Products and their Product Related Activities, including, without limitation, all claims and counterclaims that Celsion Parties have asserted or could have asserted in or related to the Action (all of the above collectively, the “Celsion Released Claims”). For the sake of clarity, this Section 4.02, within its scope as of the Effective Date of the Agreement, shall apply to any permitted assignee of or successor to this Agreement.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 4.03    Each of AMSI, AMSRC, for itself and its Affiliates and their respective successors and assigns, hereby covenants and agrees that from and after the Effective Date it/they will not (directly or indirectly) assert, institute, bring, or prosecute against any of the Celsion Released Parties any action, claim, demand or other proceeding based on or relating to (i) any of the AMS Released Claims or (ii) the Celsion Current Products and Reasonable Modifications thereof. AMS’ foregoing covenant not to sue does not include and expressly excludes any claims relating to Excluded Technology and any claims by AMS Parties against Celsion Released Parties for breach or failure to comply with a provision of this Agreement.

Section 4.04    Celsion, for itself and its Affiliates and their respective successors and assigns, hereby covenants and agrees that from and after the Effective Date it/they will not (directly or indirectly) assert, institute, bring or prosecute against any of the AMS Released Parties any action, claim, demand or other proceeding based on or relating to (i) any of the Celsion Released Claims or (ii) the AMS Current Products and Reasonable Modifications thereof. Celsion’s foregoing covenant not to sue does not include and expressly excludes any claims by Celsion Parties against AMS Released Parties for breach or failure to comply with a provision of this Agreement.

Section 4.05    THE PARTIES ACKNOWLEDGE THAT THEY MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY NOW KNOW OR BELIEVE TO EXIST WITH RESPECT TO THE RELEASED CLAIMS, THE FACTS AND CIRCUMSTANCES ALLEGED IN THE ACTION, AND/OR THE SUBJECT MATTER OF THE SETTLEMENT AND LICENSE AGREEMENT, WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THE SETTLEMENT AND LICENSE AGREEMENT, MAY HAVE MATERIALLY AFFECTED

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

THIS DOCUMENT. NEVERTHELESS, THE PARTIES HEREBY ACKNOWLEDGE THAT THE RELEASES PROVIDED IN SECTION 4.01 AND SECTION 4.02 WAIVE ANY RIGHTS, CLAIMS OR CAUSES OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIMS OR FACTS. THE PARTIES ACKNOWLEDGE THAT THEY UNDERSTAND THE SIGNIFICANCE AND POTENTIAL CONSEQUENCE OF SUCH A RELEASE OF UNKNOWN CLAIMS AND OF SUCH A SPECIFIC WAIVER OF RIGHTS.

Article 5. Dismissals

Section 5.01    The Parties agree to enter into and cause to be filed in the Pending Action, promptly upon the execution of this Agreement, and in any event within two (2) business days of payment in full of the license fees due pursuant to Section 3.01(a), a Stipulated Order of Dismissal of all claims and counterclaims, with prejudice, in the Pending Action, substantially in the form annexed hereto as Exhibit E, with each Party agreeing to assume its own costs and expenses, including attorney fees. If the Court does not issue the Dismissal Order substantially in the form annexed hereto as Exhibit E, the Parties agree to meet and confer in good faith in an effort to reach an amicable resolution consistent with the requirements of the Court, and to resubmit the Stipulated Order of Dismissal in a mutually agreed form that meets the requirements of the Court. AMS further agrees not to file any appeal or request for reconsideration or other relief in or relating to the Prior Action, and to allow the dismissal of the Prior Action to become final. In the event there is no Dismissal Order by the 60th day after the Effective Date, unless the Parties otherwise agree in writing, this Agreement shall become null and void, AMS shall return to Celsion all payments made to it by Celsion under this Agreement, and the Parties will return to the status quo ante as if this Agreement had never been entered into.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 5.02    The Stipulated Order of Dismissal referred to in Section 5.01 is “with prejudice” to the full extent available under United States law. The foregoing dismissal “with prejudice” and prohibition shall not apply to the prosecution or defense of a claim by one Party against another Party for breach or enforcement of this Agreement. Further, a Party shall not be in breach of this Agreement to the extent that the Party or its Affiliates are required by legal compulsion to aid any court, regulatory agency or other instrumentality of government in any proceeding against the other Party, but the Party under such obligation shall provide notice thereof to the other Party to the extent not prohibited by law.

Section 5.03    The Parties hereby agree that neither the giving of any consideration hereunder nor its acceptance shall operate as or be evidence of any admission of liability for any claim hereby released, and further agree that, by the execution of this Agreement, the Parties do not admit the truthfulness of any of the claims or allegations made by any opposing Party; rather, such claims, allegations and liability have been, and are hereby, expressly denied by each of the Parties.

Article 6. Term and Termination

Section 6.01    This Agreement shall be in effect in accordance with its terms from the Effective Date until there are no longer any Licensed Patents in effect or pending anywhere. The releases and discharges set forth in Section 4.01 and Section 4.02, the covenants not to sue set forth in Section 4.03 and Section 4.04, Article 7 and Sections 8.04-8.06 shall survive the expiration of this Agreement, and the releases and discharges set forth in Section 4.01 and Section 4.02, Article 7 and Sections 6.02 and 8.04-8.06 shall survive any termination of this Agreement that is permitted under Section 6.02 below.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 6.02    Except for termination of this Agreement as expressly set forth in Section 5.01 above and in this Section 6.02, the Parties covenant and agree that this Agreement (including the License) may not be terminated, revoked, rescinded or canceled by either Party, but the Parties shall have available as set forth in Section 8.05 other monetary and injunctive remedies for any breach of this Agreement by the other Party.

a. AMS may terminate this Agreement, after thirty (30) days written notice and opportunity to cure, and seek an injunction and damages, in the event that Celsion is found to be in material breach of this Agreement pursuant to the proceedings contemplated in Section 8.05, and fails to cure the breach (including payment of any damages awarded as a result of the arbitration) within sixty (60) days after the release of the decision finding it to be in breach becomes final. If AMS terminates the Agreement pursuant to this Section and seeks damages, AMS may not seek damages for the period of time prior to October 11, 2006.

b. In the event that AMS so terminates the Agreement and pursues a claim against Celsion neither Party shall reference or rely upon the terms of the Agreement as a measure of damages or as a factor relevant to an injunction (but may rely on this Agreement otherwise to the extent needed to seek to enforce it), although Celsion may off-set payments made to AMS pursuant to this Agreement against any damages and other sums awarded to AMS for sales of the same products.

c. Notwithstanding the above, if Celsion prepays the Royalties, the Agreement (including the License) cannot be terminated for any reason except in the event of a breach by Celsion of its covenants in Section 2.07 (after written notice of the

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

breach by AMS and thirty (30) days’ opportunity to cure) and the Parties will have available all other remedies provided at law for a breach of the Agreement.

Article 7.

Confidentiality

Section 7.01    The Parties acknowledge that the terms and conditions of this Agreement are considered confidential, and it is understood that the confidentiality of this Agreement is part of the consideration for this Agreement. None of the Parties nor their attorneys or other representatives will directly or indirectly, disclose to third parties or publicize in any media other than as specified herein, including but not limited to the internet, newspapers, magazines, radio or television, the terms and conditions of this Agreement, except (i) as necessary to enforce this Agreement, (ii) as reasonably necessary in connection with audits, regulatory inquiries, or financial or legal due diligence (including due diligence by prospective employers, employees, customers and purchasers), (iii) as may be required by law, including with respect to securities and other regulatory filings, and (iv) internally within its companies to those with a need to know, and to attorneys, accountants and other professional advisors for the purpose of seeking their advice.

Section 7.02    If any Party to this Agreement is compelled by subpoena or order to disclose information about the terms and conditions of this Agreement, the Party compelled to make such statements or disclosures shall where possible (and where not otherwise prohibited by law) provide not less than five business days written notice to the other Parties hereto (or as much notice as is possible under the circumstances) before making such statements or disclosures, so that the Party interested in preventing the disclosure shall have the opportunity at its expense to seek appropriate protection from a court of competent jurisdiction.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 7.03    The Parties shall jointly issue a mutually agreed to press release announcing the execution of this Agreement and the dismissal of the Pending Action. No other news release, publicity or other public announcement, either written or oral, regarding the terms of this Agreement shall be made by either Party or its Affiliates, except as required by law, without the prior written agreement of the other Party, which shall not be unreasonably withheld. Once information has been publicly released in accordance with this Section 7, the information contained in such release may be subsequently released by either Party without the prior approval or consent of the other Party.

Article 8. Miscellaneous

Section 8.01    Subject to the remainder of this Section 8.01, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon, and shall inure to the benefit of, the Parties and their respective officers, directors, predecessors, successors, Affiliates, principals, partners, and permitted assigns. This Agreement may be assigned to a third party with the express prior written consent of the other Party hereto (or in the case of Celsion as the assigning party, the consent only of AMSI), which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each Party shall have the right, without obtaining the other Party’s consent, to assign or transfer this Agreement and the rights and obligations contained herein to a successor to or purchaser of all or substantially all of the assets or business of the assigning or transferring Party to which this Agreement pertains (whether by sale of assets or stock or other equity, merger, consolidation or otherwise), or to an Affiliate or from one Affiliate to another, including in the case of Celsion as the assigning party to non-Affiliate entity Boston Scientific. In that case, the assigning party shall provide written notice of the assignment to the other party within five (5) days of the

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

consummation of the transaction, and shall obtain from the assignee a writing whereby the assignee binds itself to all of the terms and conditions of this Agreement and steps into the shoes of the assignor as of the effective date of the assignment. The assignee shall become a “Party” to the Agreement in lieu of the assigning party. In the event an AMS Party or one of its successors or assigns sells, assigns or transfers one or more of the Patents, any such sale, assignment or transfer shall be subject to the licenses granted and releases and covenants given in this Agreement, and AMS shall provide to Celsion or Celsion’s permitted assignee at the time of the sale, assignment or transfer a written, signed undertaking from the purchaser, assignee or transferee of the Licensed Patent(s) agreeing to be bound to the terms and conditions of this Agreement.

Section 8.02    Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the Parties at the addresses and facsimile numbers indicated below.

If to Celsion, to:	Celsion Corporation 10220-L Old Columbia Road Columbia, MD 21046 Attn: President and Chief Executive Officer Fax: (410) 290-5394

with copies to:	Venable LLP Two Hopkins Plaza Suite 1800 Baltimore, MD 21201 Attn: Michael J. Baader Fax: (410) 244-7742

If to AMS, to:	American Medical Systems, Inc. 10700 Bren Road West Minnetonka, MN 55343 Attn: Executive Vice President and Chief Operating Officer Fax: (952) 930-6157

with copies to:	American Medical Systems, Inc. 10700 Bren Road West Minnetonka, Minnesota 55343 Attn: Larry Getlin, Esq. Fax: (612) 930-6695

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Any such notice shall be deemed effective on the date actually received. A Party may change its address or its facsimile number by giving the other Party written notice, delivered in accordance with this Section.

Section 8.03    This Agreement constitutes the complete, final and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes and terminates all prior and contemporaneous agreements, drafts, term sheets and understandings between the Parties, whether oral or in writing, relating to such subject matter. There are no (and the Parties have not relied on any) covenants, promises, agreements, warranties, representations, understandings, either oral or written, between the Parties that are not set forth expressly in this Agreement. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. Each Party in deciding to execute this Agreement has not relied on any understanding, agreement, representation or promise by the other Party which is not explicitly set forth herein.

Section 8.04    In the event of any dispute relating to the interpretation or performance of this Agreement, the Parties shall attempt to resolve their differences without resort to adversary proceedings for a period of at least thirty (30) days following notice of a dispute. However, nothing herein shall preclude any Party from resorting to the judicial process as noted below in Section 8.05.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 8.05    This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. All disputes under this Agreement shall be resolved by binding arbitration with the seat of arbitration in Wilmington, Delaware, pursuant to the rules for commercial arbitration of the American Arbitration Association (AAA). There shall be three arbitrators, one selected by AMS and one by Celsion, and the third selected by the other two arbitrators. The arbitrators shall have experience in patent and licensing disputes, and shall be required to issue a reasoned opinion by majority of the arbitrators. Reasonable discovery and expert testimony shall be allowed in the proceedings. The arbitrators shall have the authority to decide requests for preliminary relief pending a final reasoned opinion. An order by the arbitrators granting such preliminary relief shall be enforceable by the Court. Each Party hereby expressly consents and submits to, and acknowledges the personal jurisdiction of the Court in accordance with the foregoing in connection with this Agreement. The Parties each agree that they shall not seek rescission, cancellation, avoidance, or termination of this Agreement in a future proceeding under this Section except to the extent expressly permitted by this Agreement.

Section 8.06    In the event that any Party shall pursue any action against any other Party relating to or arising out of a breach of this Agreement, the prevailing Party shall be entitled to recover as part of the arbitral award its reasonable fees and costs and other legal expenses from the losing Party under such laws as may govern any such dispute.

Section 8.07    If any provision of this Agreement is declared illegal, invalid or unenforceable, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable. In the event that the terms and conditions of this Agreement are materially altered, the Parties will, in good faith, renegotiate the terms and conditions of this

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Agreement to reasonably replace such invalid or unenforceable provisions in light of the intent of this Agreement.

Section 8.08    Each Party agrees to execute, acknowledge and deliver promptly such further reasonable instruments, and to do such other reasonable acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement including without limitation, any required customs clearance submissions, rights clearances or licensed user acknowledgements.

Section 8.09    Except for such remedies that are expressly foreclosed by this Agreement, any failure or forbearance by any of the Parties to exercise any right or remedy with respect to enforcement of this Agreement or any instrument executed in connection herewith shall not be construed as a waiver of any of such Party’s rights or remedies, nor shall such failure or forbearance operate to modify this Agreement or such instruments in the absence of a writing as provided above. No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by all Parties to this Agreement. The waiver by any Party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any Party, nor shall any waiver operate or be construed as a rescission of this Agreement.

Section 8.10    Nothing in this Agreement shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their respective Affiliates, agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Section 8.11    Each Party represents and warrants to the other Parties hereto that the execution and delivery of this Agreement (i) are within its powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene any provision of any agreements to which it is a party or any law to which it is subject. In addition, each Party represents and warrants to the other Parties that (a) its undersigned officer is duly authorized to execute and deliver this Agreement, (b) there are no other persons whose consent or joinder in this Agreement is necessary to make fully effective those provisions of this Agreement that obligate, burden or bind it, and (c) upon execution and delivery by all Parties, this Agreement shall be its legal, valid, and binding obligation and enforceable in accordance with its terms. Each of the Parties to this Agreement further represents and warrants to the other Parties hereto that it has not transferred or assigned to any third party or encumbered the right to bring, pursue, make, seek damages on or settle any of the claims released by it or its Affiliates in this Agreement.

Section 8.12    Each Party acknowledges that it has had the opportunity to consult with legal counsel of its choice, has had a full opportunity to investigate all claims and defenses, has read this document in its entirety and fully or satisfactorily understands its content and effect, it has not been subject to any form of duress in connection with this settlement, is completely satisfied with the settlement reflected in this Agreement, and accordingly agrees to be bound as described in this Agreement.

Section 8.13    Except as otherwise expressly provided in this Agreement, each Party shall bear its own costs, expenses and taxes in the negotiation, execution and performance of this Agreement.

Section 8.14    This Agreement has been jointly negotiated and drafted by the Parties through their respective counsel and no provision shall be construed or interpreted for or against

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

any of the Parties on the basis that such provision, or any other provisions, or the Agreement as a whole, was purportedly drafted by the particular Party.

Section 8.15    This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the Parties hereto. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original as against either Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date(s) set forth below.

[Signature Pages Follow]

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

[Signature Page to Settlement and License Agreement]

CELSION CORPORATION

By:

Name:

Title:

STATE OF	§
COUNTY OF	§ §

BEFORE ME, the undersigned authority, on this day personally appeared                             , the                              of                             , known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act and deed of                             , for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this          day of                         , 2007.

Notary Public, State of

Notary Seal:

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

[Signature Page to Settlement and License Agreement]

AMERICAN MEDICAL SYSTEMS, INC.

By:

Name:

Title:

STATE OF	§
COUNTY OF	§ §

BEFORE ME, the undersigned authority, on this day personally appeared                             , the                              of                             , known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act and deed of                             , for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this          day of                         , 2007.

Notary Public, State of

Notary Seal:

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

[Signature Page to Settlement and License Agreement]

AMS RESEARCH CORPORATION

By:

Name:

Title:

STATE OF	§
COUNTY OF	§ §

BEFORE ME, the undersigned authority, on this day personally appeared                             , the                              of                             , known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same as the act and deed of                             , for the purposes and consideration therein expressed and in the capacity therein stated.

Given under my hand and seal of office this          day of                         , 2007.

Notary Public, State of

Notary Seal:

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Exhibit A

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

CELSION®

Prolieve Disposable Kit

STERILE EO
(1) Prolieve Thermodilatation Catheter
NON-STERILE
(1) Prolieve Heat Exchanger
STERILE
(1) 500ml Bag Sterile Water

Prolieve Disposable kit consists of:

Sterile Prolieve Thermodilatation Catheter
Heat Exchanger Cartridge with IV bag Spike Assembly
IV bag 500 ml Sterile Water
Instructions For Use

Celsion Corporation, Company Confidential 2007

32

Exhibit B

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

TherMatrx System

TMX-3000

TMX-2000

Base Components:

- Console
- Treatment Catheters
- Temperature Sensors
- Rectal Probe
- Laptop (TMX-2000)

Accessories

- Power Reduction Button
- Power Cord
- Cart
- Thermo Paper
- Mapping Extensions
- Reference Sensor
- Operator Manual & Instructions for Use

34

Treatment Catheters

Rectal Probe

Temperature Sensors and Patient Cable

Power Reduction Button and Power Cable

35

Exhibit C

United States Patent No. 4,967,765

United States Patent No. 5,220,927

United States Patent No. 5,249,585

United States Patent No. 5,344,435

United States Patent No. 5,496,271

United States Patent No. 6,216,703

United States Patent No. 6,522,931

United States Patent No. 6,640,138

United States Patent No. 7,089,064

United States Patent No. 7,093,601

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Exhibit D

(See assumptions in Section 3.03)

*

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

Exhibit E

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

AMERICAN MEDICAL SYSTEMS, INC.	)
and AMS RESEARCH CORPORATION	)
)
Plaintiffs,	)
	)	Civil Action No. 06-606 (SLR)
v.	)
)
CELSION CORPORATION,	)
)
Defendant.	)
)
)

STIPULATION AND ORDER OF DISMISSAL

WHEREAS, Plaintiffs American Medical Systems, Inc. and AMS Research Corporation and Defendant Celsion Corporation have settled their differences and agreed pursuant to their Settlement Agreement, which is incorporated herein by reference, to entry of this Stipulation and Order of Dismissal to resolve this action.

WHEREFORE, the parties agree, subject to order of the Court, as follows:

1. This Court has jurisdiction over the subject matter of this action and has personal jurisdiction over the parties. Venue is proper in this District.

2. This Court shall retain jurisdiction to enforce this Order of Dismissal and the terms of the parties’ Settlement Agreement, consistent with the arbitration provisions therein.

3. This action, including all claims and counterclaims brought therein, is dismissed with prejudice pursuant to the Settlement Agreement.

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.

4.     Each party shall bear its own respective costs and expenses, including attorney fees.

Dated: February ___, 2007	Dated: February ___, 2007

Frederick L. Cottrell III (#2555)	Mary B. Graham (#2256)
Anne S. Gaza (#4093)	Morris, Nichols, Arsht & Tunnell LLP
Richards, Layton & Finger	1201 North Market Street
One Rodney Square	P.O. Box 1347
920 N. King Street	Wilmington, DE 19899
Wilmington, DE 19899	(302) 658-9200
(302) 651-7700	mgraham@mnat.com
cottrell@rlf.com
gaza@rlf.com
OF COUNSEL:
Julie A. Petruzzelli
OF COUNSEL:	Venable LLP
Leland G. Hansen	575 7th Street, N.W.
Timothy J. Malloy	Washington, D.C. 20004
Sandra A. Frantzen	(202) 344-4000
Merle S. Elliott
McAndrews, Held & Malloy, Ltd.	Attorneys for Defendant Celsion Corporation
500 West Madison Street, 34th Floor
Chicago, IL 60661
Telephone: (312) 775-8000
Facsimile: (312) 775-8100

Attorneys for Plaintiffs American Medical Systems, Inc. and AMS Research Corporation

SO ORDERED, this          day of February 2007

UNITED STATES DISTRICT JUDGE

* The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The confidential portions have been submitted separately to the Securities and Exchange Commission.